Exhibit 10.15

INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT is made as of the 1st day of January, 2014

BETWEEN:

BRAZIL POTASH CORP., a body corporate duly incorporated under the laws of Ontario, Canada, and having an office at 65 Queen Street West, Suite 805, Toronto, Ontario, M5H 2M5

(hereinafter called the “Company”)

OF THE FIRST PART

AND:

NEIL SAID, an individual with an address of 619 – 33 Mill Street, Toronto, Ontario M5A 3R3

(hereinafter called the “Consultant”)

OF THE SECOND PART

FOR VALUABLE CONSIDERATION, it is hereby agreed as follows:

1. The Consultant shall provide legal consulting services to the Company.

2. The term of this Agreement shall commence on January 1, 2014 and shall continue until terminated by either party in accordance with this Agreement.

3. The Consultant shall charge for such services at a rate of CAD$2,500 plus applicable taxes per month (the “Base Fee”). The Base Fee shall be invoiced monthly in advance on the last business day of the prior calendar month and shall be payable in full by the Company within 14 days of receipt of the Consultant’s invoice.

4. The Consultant shall be eligible to participate in any security compensation plan of the Company, including its stock option plan.

5. The Consultant shall be responsible for:

a.	the payment of income taxes and other tax remittances as shall be required by any governmental entity with respect to fees paid by the Company to the Consultant;

b.	maintaining proper financial records of the Consultant, which records will detail, amongst other things, expenses incurred on behalf of the Company; and

c.

obtaining all necessary licenses and permits and for complying with all applicable federal, provincial and municipal laws, codes and regulations in connection with the provision of services hereunder and the Consultant shall, when requested, provide the Company with adequate evidence of compliance with this paragraph.

6. During the term of this Agreement, the Consultant shall provide the Services to the Company, and the Consultant shall be available to provide such services to the Company in a timely manner subject to availability at the time of the request. Due to conflict of interest considerations, the Consultant shall provide the Company with written notice prior to providing any services to any enterprise other than the Company. Similarly, the Consultant hereby represents and warrants to the Company that the entering into of this Agreement and the performance of its obligations hereunder does not and will not conflict with the terms of any other consulting or employment agreement to which the Consultant is a party.

7. The Consultant shall be reimbursed for all reasonable expenses actually and properly incurred as an agent of the Company in connection with the duties hereunder. For all such expenses the Consultant shall furnish to the Company an itemized invoice detailing the expenses incurred, including receipts for such expenses on a monthly basis, and the Company will reimburse the Consultant within 14 days of receipt of the Consultant’s invoice for all appropriate invoiced expenses.

8. The Consultant shall not, either during the continuance of this contract or at any time thereafter, disclose the private affairs of the Company or any secrets of the Company to any person other than the directors, officers, employees, agents, servants or consultants of the Company and shall not (either during the continuance of this Agreement or at any time thereafter) use, for the Consultant’s own purposes or for any purpose other than those of the Company, any information the Consultant may acquire in relation to the business and affairs of the Company. This obligation of confidentiality shall not apply to the information that is publicly available prior to the date of this agreement and information that subsequently becomes publicly available other than through the Consultant’s breach of this agreement or to any disclosure which may be required by law.

9. The Consultant shall well and faithfully serve the Company during the continuance of this Agreement to the best of the Consultant’s ability in a competent and professional manner and in the interests of the Company.

10. This Agreement may be terminated at any time for just cause without notice or payment in lieu of notice and without payment of any fees whatsoever either by way of anticipated earnings or damages of any kind by advising the Consultant in writing. Just cause shall be defined to include, but is not limited to the following:

a.	Dishonesty or fraud;

b.	Theft;

c.	Breach of fiduciary duties;

d.	Being guilty of bribery or attempted bribery; or

e.	Gross mismanagement.

In the absence of a Change of Control (as defined below), the Company may terminate this Agreement without cause by making a payment to the Consultant that is equivalent to 12 months Base Fees in the form of a lump sum payment, within 30 days of the termination date. The Consultant may terminate this Agreement upon written notice to the Company.

11. In the event this Agreement is terminated for just cause, then at the request of the Board of Directors of the Company, the Consultant shall forthwith resign any position or office that the Consultant then holds with the Company or any subsidiary of the Company. In the event that there is a Change in Control of the Company, either the Consultant or the Company shall have one year from the date of such Change in Control to elect to have the Consultant’s appointment terminated. In the event that such an election is made, the Company shall, within 30 days of such election, make a lump sum termination payment to the Consultant that is equivalent to 36 months Base Fees plus an amount that is equivalent to all cash bonuses paid to the Consultant in the 36 months prior to the Change in Control as well as all accrued bonuses on unrealized gains.

Following a Change in Control, all stock options granted to the Consultant shall be dealt with in accordance with the terms of the Company’s stock option plan however all stock options granted to the Consultant, but not yet vested, shall vest immediately. Similarly, following a Change in Control, all shares granted to the Consultant under the Company’s share compensation plan, but not yet vested, shall vest immediately.

As used herein, “Change in Control” shall be defined as the occurrence of any one or more of the following events:

(1) the acquisition, directly or indirectly, by any person (person being defined as an individual, a corporation, a partnership, an unincorporated association or organization, a trust, a government or department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual and an associate or affiliate of any thereof as such terms are defined in the Business Corporations Act (Ontario)) or group of persons acting jointly or in concert, as such terms are defined in the Securities Act, Ontario of: (A) shares or rights or options to acquire shares of the Company or securities which are convertible into shares of the Company or any combination thereof such that after the completion of such acquisition such person would be entitled to exercise 50% or more of the votes entitled to be cast at a meeting of the shareholders of the Company; (B) shares or rights or options to acquire shares, or their equivalent, of any material subsidiary of the Company or securities which are convertible into shares of the material subsidiary or any combination thereof such that after the completion of such acquisition such person would be entitled to exercise 50% or more of the votes entitled to be cast a meeting of the shareholders of the material subsidiary; or (C) more than 50% of the material assets of the Company, including the acquisition of more than 50% of the material assets of any material subsidiary of the Company; or

(2) as a result of or in connection with: (A) a contested election of directors; or (B) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisitions involving the Company or any of its Affiliates and another corporation or other entity, the nominees named in the most recent management information circular of the Company for election to the Company’s board of directors do not constitute a majority of the Company’s board of directors.

12. The Consultant expressly agrees and represents that the services to be performed by the Consultant pursuant hereto are not in contravention of any non-compete or non-solicitation obligations by which the Consultant is bound.

13. The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the previous written consent of the Company.

14. The Company shall indemnify and save the Consultant harmless from and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever the Consultant may suffer as a result of the gross negligence or willful misconduct of the Company or its directors, officers, employees, agents or other consultants in the performance or non-performance of this Agreement. The Consultant shall indemnify and save the Company harmless form and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever which the Company and its officers, employees, agents or other consultants may suffer as a result of the gross negligence or willful misconduct of the Consultant in the performance or non-performance of this Agreement.

15. It is expressly agreed, represented and understood that the parties hereto have entered into an arms length independent contract for the rendering of consulting services and that the Consultant is not the employee, agent or servant of the Company. Further, this agreement shall not be deemed to constitute or create any partnership, joint venture, master-servant, employer-employee, principal- agent or any other relationship apart from an independent contractor and contractee relationship. Payments made to the Consultant hereunder shall be made without deduction at source by the Company for the purpose of withholding income tax, unemployment insurance payments or Canada Pension Plan contributions or the like.

16. Any notice in writing required or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant at the address shown on page 1 hereof. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of the mailing.

17. The provisions of this Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Consultant and the successors and assigns of the Company. For this purpose, the terms “successors” and “assigns” shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

18. This Agreement embodies the entire understanding and agreement between the parties with respect to the subject matter hereunder and supersedes any prior understandings, negotiations, representations and agreements relating thereto. No other contract, agreement, representation or warranty between the parties hereto relating to the engagement exists.

19. The division of this Agreement into paragraphs is for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular paragraph or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to paragraphs are to paragraphs of this Agreement.

20. Every provision of this Agreement is intended to be severable. If any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

21. This Agreement is being delivered and is intended to be performed in the Province of Ontario and shall be construed and enforced in accordance with, and the rights of both parties shall be governed by, the laws of such Province and the laws of Canada applicable therein. For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. The Company and the Consultant each hereby attorns to the jurisdiction of the courts of the Province of Ontario provided that nothing herein contained shall prevent the Company from proceeding at its election against the Consultant in the courts of any other province or country.

22. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

23. This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument. Counterparts may be executed either in original, faxed or PDF form and the parties adopt any signatures received by a receiving fax machine or PDF copy as original signatures of the parties.

IN WITNESS WHEREOF, this Agreement has been executed as of the 1st day of January 2014.

BRAZIL POTASH CORP.

/s/ Matthew Simpson
Authorized Signing Officer

/s/ Neil Said
NEIL SAID

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